                               Offer to Exchange
                 Each Outstanding Ordinary Share, No Par Value
                                      and
                   Each Outstanding American Depositary Share
                 Representing One Ordinary Share, No Par Value
                                       of

                        Daimler-Benz Aktiengesellschaft

                                      for
                        One Ordinary Share, No Par Value
                                       of

                               DaimlerChrysler AG

THE DAIMLER-BENZ EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 23, 1998, UNLESS THE DAIMLER-BENZ EXCHANGE OFFER IS EXTENDED. DAIMLER-BENZ ORDINARY SHARES AND DAIMLER-BENZ AMERICAN DEPOSITARY SHARES TENDERED PURSUANT TO THE DAIMLER-BENZ EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE DAIMLER-BENZ EXCHANGE OFFER.

                                                              September 24, 1998

TO OUR CLIENTS:

    Enclosed for your consideration is the Offering Circular-Prospectus, dated September 24, 1998 (the "Offering Circular-Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Daimler-Benz Exchange Offer") in connection with the offer by DaimlerChrysler AG, a stock corporation (AKTIENGESELLSCHAFT) organized under the laws of the Federal Republic of Germany ("DaimlerChrysler AG"), (i) to exchange one Ordinary Share, no par value (a "DaimlerChrysler Ordinary Share"), of DaimlerChrysler AG for each outstanding Ordinary Share, no par value (a "Daimler-Benz Ordinary Share"), of Daimler-Benz Aktiengesellschaft, a stock corporation (AKTIENGESELLSCHAFT) organized under the laws of the Federal Republic of Germany ("Daimler-Benz"), and (ii) to exchange one DaimlerChrysler Ordinary Share for each outstanding American Depositary Share of Daimler-Benz, representing one Daimler-Benz Ordinary Share (a "Daimler-Benz ADS"); PROVIDED that, if the Minimum Condition (as hereinafter defined) is satisfied so that the Transactions (as defined in the Offering Circular-Prospectus) can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged and in accordance with Rule 14e-1(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Daimler-Benz Exchange Offer will be extended so that it will remain open for at least 10 business days from the date notice of such increase is first published, sent or given to the Daimler-Benz securityholders.

    The Daimler-Benz Exchange Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Daimler-Benz Exchange Offer such number of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs which constitutes at least 90% of the then issued and outstanding Daimler-Benz Ordinary Shares, including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs (the "Minimum Condition"); PROVIDED, HOWEVER, that if the number of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs tendered does not satisfy the Minimum Condition but equals at least 75% of the issued and outstanding Daimler-Benz Ordinary Shares on a primary basis, including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs, at the time of registration with the commercial register (HANDELSREGISTER) of the capital increase relating to the DaimlerChrysler Ordinary Shares being issued in exchange therefor (the "75% Minimum"), the Minimum Condition shall mean the 75% Minimum. For a discussion of the other conditions to the Daimler-Benz Exchange Offer, see "The Daimler-Benz Exchange Offer--Certain Conditions of the Daimler-Benz Exchange Offer" in the Offering Circular-Prospectus.

    This material is being sent to you as the owner of Daimler-Benz ADSs held by us for your account but not registered in your name. We are the holder of record of Daimler-Benz ADSs held by us for your account. A tender of such Daimler-Benz ADSs can be made only by us and pursuant to your instructions.

The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Daimler-Benz ADSs held by us for your account. We request instructions as to whether you wish to have us tender on your behalf any or all of the Daimler-Benz ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Daimler-Benz Exchange Offer.

    Your attention is invited to the following:

    1. The Daimler-Benz Exchange Offer is an offer to exchange (i) one DaimlerChrysler Ordinary Share for each outstanding Daimler-Benz Ordinary Share and (ii) one DaimlerChrysler Ordinary Share for each outstanding Daimler-Benz ADS; PROVIDED that if the Minimum Condition is satisfied so that the Transactions (as defined in the Offering Circular-Prospectus) can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged.

    2. The Daimler-Benz Exchange Offer and withdrawal rights will expire at 12:00 Noon, New York City time, on Friday, October 23, 1998, unless the Daimler-Benz Exchange Offer is extended.

    3. If the Minimum Condition has been satisfied, the Daimler-Benz Exchange Offer will be extended in accordance with Rule 14e-1(b) under the Exchange Act so that it will remain open for at least 10 business days from the date notice of the increase in the Daimler-Benz Exchange Offer Ratio as a result of the Minimum Condition having been satisfied is first published, sent or given to Daimler-Benz securityholders. In the event that the Minimum Condition is not satisfied and is reduced to the 75% Minimum, the Daimler-Benz Exchange Offer will remain open for at least five business days from the date the Daimler-Benz securityholders are notified of such change.

    4. The Daimler-Benz Exchange Offer is being made for all of the outstanding Daimler-Benz Ordinary Shares and Daimler-Benz ADSs.

    5. The two largest stockholders of Daimler-Benz, Deutsche Bank AG and the Emirate of Kuwait, have notified Daimler-Benz that they intend to tender the Daimler-Benz Ordinary Shares held by them for investment purposes in the Daimler-Benz Exchange Offer. Based on the number of Daimler-Benz Ordinary Shares (including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs) outstanding on August 15, 1998, in order for the Minimum Condition to be satisfied (assuming that no additional Daimler-Benz Ordinary Shares or Daimler-Benz ADSs are issued and outstanding on the Daimler-Benz Exchange Offer Expiration Date), the holders of at least an additional 57.4% of the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs must tender their shares in the Daimler-Benz Exchange Offer. In order for the 75% Minimum to be satisfied (assuming that no additional Daimler-Benz Ordinary Shares or Daimler-Benz ADS are issued and outstanding on the Daimler-Benz Exchange Offer Expiration
       Date), the holders of at least an additional 42.4% of the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs must tender their shares in the Daimler-Benz Exchange Offer.

    6. The additional whole DaimlerChrysler Ordinary Shares which the exchanging Daimler-Benz securityholders will be entitled to receive as a result of the increase in the Daimler-Benz Exchange Offer Ratio from 1:1 to 1:1.005 together with a cash payment in lieu of any fractional shares will be delivered within fourteen business days following the Daimler-Benz Exchange Offer Expiration Date.

    7. The Deposit Agreement with respect to the Daimler-Benz ADSs will be amended to provide that each holder of a Daimler-Benz ADS outstanding on the Daimler-Benz Exchange Offer Expiration Date who has not tendered such holder's Daimler-Benz ADSs pursuant to the Daimler-Benz Exchange Offer will be deemed to have instructed The Bank of New York, as Depositary, to tender all Daimler-Benz Ordinary Shares represented thereby into the Daimler-Benz Exchange Offer, and the Depositary will do so unless instructed otherwise by Daimler-Benz. Accordingly, holders of Daimler-Benz ADSs who do not intend to tender their securities in the Daimler-Benz Exchange Offer and who do not wish to have the Daimler-Benz Ordinary Shares underlying their Daimler-Benz ADSs exchanged for DaimlerChrysler Ordinary Shares must withdraw the Daimler-Benz Ordinary Shares underlying their Daimler-Benz ADSs in accordance with the procedures described under the heading "The Daimler-Benz Exchange Offer--Amendment and Termination of the Deposit Agreement" in the Offering Circular-Prospectus not later than the Daimler-Benz Exchange Offer Expiration Date. The Depositary will not charge the Daimler-Benz ADS holders any fees in connection with the withdrawal of Daimler-Benz Ordinary Shares. Following consummation of the Daimler-Benz Exchange Offer, the Daimler-Benz ADSs will be delisted from The New York Stock Exchange and deregistered under the Exchange Act.

    8. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 5 of the Letter of Transmittal, stock transfer taxes on the exchange of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs by DaimlerChrysler AG pursuant to the Daimler-Benz Exchange Offer.

    The Daimler-Benz Exchange Offer is made by the Offering Circular-Prospectus and the related Letter of Transmittal to all holders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs. DaimlerChrysler AG is not aware of any state where the making of the Daimler-Benz Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If DaimlerChrysler AG becomes aware of any valid state statute prohibiting the making of the Daimler-Benz Exchange Offer or the acceptance of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs pursuant thereto, DaimlerChrysler AG will make a good faith effort to comply with such state statute. If, after such good faith effort, DaimlerChrysler AG cannot comply with such state statute, the Daimler-Benz Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the Daimler-Benz Exchange Offer to be made by a licensed broker or dealer, the Daimler-Benz Exchange Offer shall be deemed to be made on behalf of DaimlerChrysler AG by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you are a beneficial owner of Daimler-Benz ADSs and you wish to have us tender any or all of your Daimler-Benz ADSs, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Daimler-Benz ADSs, all such Daimler-Benz ADSs will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE DAIMLER-BENZ EXCHANGE OFFER.

          INSTRUCTIONS WITH RESPECT TO THE DAIMLER-BENZ EXCHANGE OFFER
                         TO EXCHANGE DAIMLER-BENZ ADSs
                                      FOR

                        DAIMLERCHRYSLER ORDINARY SHARES

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular-Prospectus, dated September 24, 1998 (the "Offering Circular-Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Daimler-Benz Exchange Offer"), in connection with the offer by DaimlerChrysler AG, a stock corporation (AKTIENGESELLSCHAFT) organized under the laws of the Federal Republic of Germany ("DaimlerChrysler AG"), (i) to exchange one Ordinary Share, no par value (a "DaimlerChrysler Ordinary Share"), of DaimlerChrysler AG for each outstanding Ordinary Share, no par value (a "Daimler-Benz Ordinary Share"), of Daimler-Benz Aktiengesellschaft, a stock corporation (AKTIENGESELLSCHAFT) organized under the laws of the Federal Republic of Germany ("Daimler-Benz"), and (ii) to exchange one DaimlerChrysler Ordinary Share for each outstanding American Depositary Share of Daimler-Benz, representing one Daimler-Benz Ordinary Share (a "Daimler-Benz ADS"); PROVIDED that, if the Minimum Condition (as defined in the Offering Circular-Prospectus) is satisfied so that the Transactions (as defined in the Offering Circular-Prospectus) can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged.

    The undersigned is the beneficial owner of Daimler-Benz ADSs held by you for the undersigned's account. This will instruct you to tender to DaimlerChrysler AG the number of Daimler-Benz ADSs indicated below (or, if no number is indicated in the appropriate space below, all Daimler-Benz ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Daimler-Benz Exchange Offer.

Number of Daimler-Benz ADSs                                 SIGN HERE
to be Tendered:*
                                      ----------------------------------------------------
                                                          Signature(s)
------------ Daimler-Benz ADSs

Account Number: ------------
                                      ----------------------------------------------------
Dated: ------------------, 1998                   Please Type or Print Name(s)

                                      ----------------------------------------------------
                                              Please Type or Print Address(es) Here

                                      ----------------------------------------------------
                                                 Area Code and Telephone Number

                                      ----------------------------------------------------
                                      Taxpayer Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all Daimler-Benz ADSs held by us for your account are to be tendered.